Exhibit 10.1

LOAN ASSIGNMENT AGREEMENT

THIS LOAN ASSIGNMENT AGREEMENT (the “Agreement”) is executed and delivered this 29th day of December, 2010 (the “Closing Date”), by and between Sibling Entertainment Group Holdings, Inc., a  Texas corporation (“SIBE”), Sibling Theatricals, Inc., a _____ corporation (“Borrower”), and SIBE Debt Resolution, LLC, a ___________ limited liability company (the “Company”).

Background

The Company was organized on December __, 2010, for the sole purpose of holding a loan and security agreement (the “Loan Documents”) evidencing a loan made by SIBE to Borrower in the original principal amount of $2,555,000 (the “Loan”) which, pursuant to this Agreement, SIBE is assigning to the Company.  The Loan was made using the proceeds received by SIBE from the sale of $2,555,000 in principal amount of SIBE’s 13% Series AA Secured Convertible Debentures (the “Debentures”).  SIBE intends to transfer all of its ownership interest in the Company to the holders of the Debentures in furtherance of a proposed settlement of the obligations of SIBE due to the holders of Debentures.

Agreement

For and inconsideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree:

Section 1.        Assignment of Loan Documents

Section 1.1        Transfer and Assignment.  SIBE hereby transfers, assigns, conveys, and delivers to the Company the Loan, any and all security interests in the assets of Borrower in favor of the Company, the Loan Documents and all rights of SIBE thereunder, all WITHOUT RECOURSE (collectively, the “Assigned Assets”).  The Assigned Assets constitute substantially all of the assets of SIBE.  SIBE hereby directs Borrower to make all payments in respect of the Loan to the Company and not to SIBE.  SIBE agrees that in the event payments in respect of the Loan are received by SIBE such payments will be turned over to the Company in the form in which they were received by SIBE.

Section 1.2        Consent to Transfer and Assignment.  Borrower hereby acknowledges and reaffirms its obligations under the Loan Documents, confirms that its assets are subject to a first priority security interest created by the Loan Documents, and irrevocably consents to the assignment and transfer of the Loan, the Loan Documents, and the security interest in the assets of Borrower to the Company.  Borrower irrevocably waives and relinquishes any and all defenses to the enforcement of the Loan, the Loan Documents, the perfection, transfer, and foreclosure of the security interest created by the Loan Documents, and payment of the indebtedness evidenced the Loan Documents.

Section 1.3        Assumption of Certain Liabilities.  At the Closing, the Company shall assume, perform, discharge, and become obligated for, commencing and effective from and after the Closing Date, (a) the obligations and liabilities of SIBE arising under the Loan Documents and the Debentures, and (b) the liabilities of SIBE listed on Section 1.2 of the Disclosure Letter delivered to the Company at Closing (the “Assumed Liabilities”).

Section 1.4        Issuance of Shares.  For and in consideration of the transfer of the Assigned Assets, the Company hereby issues and delivers to SIBE a certificate registered in the name of SIBE evidencing 1,000,000 shares of limited liability company membership interests of the Company (the “Shares”).

Section 2.        The Closing

Section 2.1        Closing.  The closing of the contribution to the Company of the Assigned Assets and the assumption of the Assumed Liabilities (the “Closing”) was held at 10:00 o’clock a.m. eastern time on the Closing Date at the offices of SIBE.

Section 2.2        Deliveries at the Closing.  At the Closing:

(a)        The Company delivered the Shares to SIBE against delivery of the Assigned Assets.

(b)        At the Closing, SIBE delivered the Loan Documents duly endorsed for transfer to the Company and such other bills of sale and assignments, as the Company requested, effectively vesting in the Company good and valid title to the Assigned Assets.

Section 3.        Representations and Warranties of SIBE.

Section 3.1        Organization and Qualification.  SIBE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all corporate power and authority to conduct its business, to own, lease, or operate its properties in the places where its business is conducted and such properties are owned, leased, or operated.

Section 3.2        Authority.  SIBE has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement by SIBE has been duly and validly authorized and approved by all necessary action on the part of SIBE, and this Agreement is the legal, valid, and binding obligation of SIBE, enforceable against SIBE in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and to the exercise of judicial discretion in accordance with general equitable principles.

Section 3.3        Consents and Approvals.  Except for the consent of Borrower set forth herein, no authorization, consent, approval, designation or declaration by, or filing with, any public body, governmental authority, bureau, or agency is necessary or required as a condition to the validity of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.4        Assigned Assets.  Except for the security interest in favor of the holders of the Debentures, SIBE has good and marketable title to all of the Assigned Assets, free and clear of all liens, claims, charges, security interests, and other encumbrances of any kind or of any nature.

Section 3.5        Litigation.  Except as set forth in Section 3.5 of the Disclosure Letter, there are no formal or informal complaints, investigations, claims, charges, arbitration, grievances, actions, suits, or proceedings pending, or to the knowledge of SIBE threatened against, or affecting SIBE, or any of the Assigned Assets at law or in equity or admiralty, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.  SIBE is not subject to any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Assigned Assets or SIBE.

Section 3.6        Brokers and Finders.  SIBE has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated hereby.

Section 3.7        Correctness of Representations.  To the best of its knowledge, no representation or warranty of SIBE in this Agreement or in any exhibit or Disclosure Letter attached hereto or furnished to the Company hereunder contains any untrue statement of fact, or omits to state any fact necessary in order to make the statements contained therein not misleading.  True copies of all mortgages, indentures, notes, leases, agreements, plans, contracts, and other instruments listed on or referred to in the Disclosure Letter delivered or furnished to the Company pursuant to this Agreement have been delivered to the Company.

Section 4.        Representations and Warranties of the Company.

Section 4.1        Organization and Qualification.  The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of _________ and has all limited liability company power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

Section 4.2        Authority.  The Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement by the Company has been duly and validly authorized and approved by all necessary action on the part of the Company, and this Agreement is the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by the exercise of judicial discretion in accordance with equitable principles.  Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will: (a) violate the Company’s Operating Agreement, (b) violate any provisions of law or any order of any court or any governmental unit to which the Company is subject, or by which its Assigned Assets are bound, or (c) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which the Company is a party or by which it or its assets or properties are bound.

Section 4.3        Capitalization.  Immediately prior to the Closing Date, no limited liability company membership interest was outstanding.  Other than as contemplated by this Agreement, there is no subscription right, option, warrant, convertible security, or other right (contingent or other) presently outstanding, for the purchase, acquisition, or sale of any securities of the Company.  At Closing there will be no agreements purporting to restrict the transfer of the Company’s limited liability company membership interests, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the limited liability company membership interests, and none of the limited liability company membership interest are currently pledged or held as security by any person or entity.

Section 4.4        No Assets or Liabilities.  Immediately prior to Closing, the Company had no assets, liabilities, or business operations.  By virtue of this Agreement, at Closing the Company will hold the Loan and the Loan Documents.

Section 4.5        Litigation.  There is no suit, action, proceeding, claim, or investigation pending, or, to the Company’s knowledge, threatened, against the Company on the Assigned Assets, business, goodwill, or financial condition of the Company or which would prevent the Company from consummating the transactions contemplated by this Agreement.

Section 4.6        Brokers and Finders.  Neither the Company nor any affiliate of the Company has incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated by this Agreement.

Section 4.7        Governmental Approval and Consents.  No consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.8        Correctness of Representations.  No representation or warranty of the Company in this Agreement or in any exhibit, certificate, or schedule attached hereto or furnished pursuant hereto contains, or on the Closing Date will contain, any untrue statement of fact or omits or, on the Closing Date, will omit, to state any fact necessary in order to make the statements contained herein or therein not misleading, and all such statements, representations, warranties, exhibits, and certificates shall be true and complete on and as of the Closing Date as though made on that date.

Section 5.        Representations and Warranties of Borrower.

Section 5.1        Organization and Qualification.  Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of __________ and has all corporate power and authority to conduct its business, to own, lease, or operate its properties in the places where its business is conducted and such properties are owned, leased, or operated.

Section 5.2        Authority.  Borrower has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement by Borrower has been duly and validly authorized and approved by all necessary action on the part of Borrower, and this Agreement is the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and to the exercise of judicial discretion in accordance with general equitable principles.

Section 6.        Indemnification

For the purposes of this Section 6, “Losses” shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, reasonable attorneys' and other professional fees and expenses.

Section 6.1        Agreement of the Company to Indemnify SIBE.

Subject to the terms and conditions of this Section 6, Borrower and the Company shall indemnify, defend, and hold harmless SIBE, against, from, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by SIBE by reason of, resulting from, based upon, or arising out of the Loan, the Loan Documents, and the offer, sale, and issuance of the Debentures.

Section 7.        General Provisions

Section 7.1        Notice.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be delivered by hand or mailed by first class registered or certified mail, return receipt requested, first class postage prepaid, or by simultaneous telefax, as follows:

(a)	If to the Company:	SIBE Debt Resolution, LLC

Attention:

(b)	If to SIBE:	Sibling Entertainment Group Holdings, Inc.
333 Hudson Street
Suite 207
New York, NY 10013
Attention: Chief Executive Officer

(c)	If to Borrower:	Sibling Theatricals, Inc.

Attention: _____________
Telephone: (___) ___-____
Facsimile: (___) ___-____

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner above provided for giving notice.  If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made, and if delivered by mail, the date on which such notice, request, instruction, or document is received shall be the date of delivery.

Section 7.2        Assignment; Binding Effect.   This Agreement shall be binding upon the parties hereto and their respective successors, permitted assigns and permitted transferees.  SIBE may not assign its rights or delegate its obligations hereunder without the Company’s consent, which shall not be unreasonably withheld.

Section 7.3        Headings.  The Section, subsection, and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

Section 7.4        Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

Section 7.5        Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws rules.  The parties agree that any appropriate state court or Federal court sitting in Fulton County, Georgia (collectively, the “Permitted Courts”), shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy, and each Party irrevocably: (a) consents to the jurisdiction of the Permitted Courts in such actions, (b) agrees not to plead or claim that such litigation brought in the Permitted Courts has been brought in an inconvenient forum, and (c) waives the right to object, with respect to such suit, action, or proceeding, that such court does not have jurisdiction over such party.  In any suit, arbitration, mediation, or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys’ fees, and all costs and fees incurred on appeal or in a bankruptcy or similar action.

Section 7.6        Partial Invalidity.   Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

Section 7.7        Survival.  The covenants, representations, warranties, and agreements contained herein shall survive the Closing of the transactions contemplated herein, for the length of time that the Company or SIBE, as the case may be, may assert an indemnification for a breach or violation of such covenant, representation, warranty, or agreement pursuant to Section hereof.

IN WITNESS WHEREOF, SIBE and the Company have caused this Agreement to be executed and delivered as of the date first above written.

Sibling Entertainment Group Holdings, Inc.

By:	/s/ Mitchell Maxwell
Mitchell Maxwell, Chief Executive Officer

Sibling Theatricals, Inc.

By:	/s/ Mitchell Maxwell
Mitchell Maxwell, Chief Executive Officer

SIBE Debt Resolution, LLC

By:	/s/ Mitchell Maxwell

Name:	Mitchell Maxwell

Title:	Managing Partner